SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ----------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)      March 4, 1998
                                                            -------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





     Delaware and Virginia             I-1405               51-0084283
----------------------------       ------------           -------------------
(State or Other Jurisdiction        (Commission           (IRS Employer
        of Incorporation)           File Number)          Identification No.)




     800 King Street, P.O. Box 231, Wilmington, Delaware              19899
     ---------------------------------------------------            ---------
         (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3114
                                                            ------------




                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On August 12, 1996, Delmarva Power & Light Company (Delmarva) and Atlantic Energy, Inc. (Atlantic) announced plans to merge. Final regulatory approvals were obtained on February 27, 1998, and the merger became effective
March 1, 1998.

Prior to the merger, Atlantic was an investor-owned holding company which owned Atlantic City Electric Company (ACE), an electric utility, and subsidiaries engaged in nonutility businesses. ACE serves approximately 481,000 customers in a 2,700 square mile area in southern New Jersey. Atlantic's 1997 operating revenues and net income were $1,102.4 million and $74.4 million, respectively, and its total assets were $2,723.9 million as of December 31, 1997. Atlantic's assets consist principally of electric generating, transmission, and distribution plant and those assets will continue to be used in the electric business.

Conectiv, a corporation formed to accomplish the merger, holds the common stock of Delmarva and ACE, and is a registered holding company under the Public Utility Holding Company Act of 1935 as of March 1, 1998. Each outstanding share of Delmarva's common stock, par value $2.25 per share, is being exchanged for one share of Conectiv's common stock, par value $0.01 per share. Each share of Atlantic's common stock, no par value per share, is being exchanged for 0.75 of one share of Conectiv's common stock and 0.125 of one share of Conectiv's Class A common stock, par value $0.01 per share. Class A common stock gives holders of Atlantic common stock a proportionately greater opportunity to share in the growth prospects of, and a proportionately greater exposure to the uncertainties associated with the electric utility business of ACE. Earnings applicable to Class A common stock will be equal to 30% of the net of (1) earnings attributable to ACE's regulated electric utility business, as the business existed on August 9, 1996, less (2) $40 million per year. Earnings applicable to Conectiv common stock will be the consolidated earnings of Conectiv less earnings applicable to Class A common stock.

The merger will be accounted for under the purchase method of accounting, with Delmarva as the acquirer. The total consideration being paid to Atlantic's common stockholders (in the form of Conectiv common stock and Class A common stock), as measured by the average daily closing market price of Atlantic's common stock for the three trading days immediately preceding and the three trading days immediately following the public announcement of the merger, is $921.0 million. The consideration paid plus estimated acquisition costs and liabilities assumed in connection with the merger are expected to exceed the net book value of Atlantic's net assets by approximately $200.5 million, which will be recorded as goodwill. The actual amount of goodwill recorded will be based on Atlantic's net assets as of the merger date and, accordingly, will vary from the preceding estimate which is based on Atlantic's net assets as of December 31, 1997. The goodwill will be amortized over 40 years.

Item 5. Pursuant to the Merger and Reorganization of Delmarva Power & Light Company and Atlantic City Electric Company which was completed on March 1, 1998, the Board of Directors of The Company have been changed.
The following individuals have been elected as directors of the Company to serve until his or her successor is appointed or his or her earlier resignation or removal.

Directors:
----------

Delmarva Power & Light Company

              Howard E. Cosgrove                Director/Chairman
              Meredith I. Harlacher, Jr.        Director
              Thomas S. Shaw                    Director
              Barry R. Elson                    Director
              Barbara S. Graham                 Director
              Audrey K. Doberstein              Director
              Jerrold L. Jacobs                 Director



The following individuals have been elected by the Directors of the Company to the offices set forth opposite their respective names.

OFFICERS:
---------

Delmarva Power & Light Company

           Howard E. Cosgrove               Chief Executive Officer
           Meredith I. Harlacher, Jr.       President and Chief Operating
                                                Officer
           Barbara S. Graham                Senior Vice President and Chief
                                                Financial Officer

           Barry R. Elson                   Executive Vice President
           Thomas S. Shaw                   Executive Vice President
           Louis M. Walters                 Treasurer and Assistant Secretary
           James E. Franklin II             Chief Legal Officer and Secretary

Atlantic City Electric Company

           Howard E. Cosgrove               Chief Executive Officer
           Meredith I. Harlacher, Jr.       President and Chief Operating
                                                Officer
           Barbara S. Graham                Senior Vice President and Chief
                                                Financial Officer
           Barry R. Elson                   Executive Vice President
           Thomas S. Shaw                   Executive Vice President
           Louis M. Walters                 Treasurer and Assistant Secretary
           James E. Franklin II             Chief Legal Officer and Secretary

Item 7. Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report.

(a) Financial statements of businesses acquired

Atlantic's consolidated financial statements listed below were filed with Atlantic's Form 8-K dated March 3, 1998, and are incorporated herein by reference.

Consolidated Statements of Income for the three years ended December 31, 1997 Consolidated Statements of Cash Flows for the three years ended
December 31, 1997
Consolidated Balance Sheets as of December 31, 1997 and 1996

(b) Pro forma financial information

The following unaudited pro forma financial information is included in this report on Form 8-K:

Pro Forma Combined Conectiv Balance Sheet as of December 31, 1997
Pro Forma Combined Conectiv Statement of Income for the year ended December 31, 1997
Notes to Pro Forma Combined Conectiv Financial Statements

Delmarva Power & Light Company Adjusted Consolidated Balance Sheet as of December 31, 1997
Atlantic Energy, Inc. Adjusted Consolidated Balance Sheet as of
December 31, 1997
Delmarva Power & Light Company Adjusted Income Statement for the year ended December 31, 1997
Atlantic Energy, Inc. Adjusted Income Statement for the year ended
December 31, 1997
Notes to Adjusted Consolidated Financial Statements


Unaudited Pro Forma Combined Financial Statements
The following unaudited pro forma combined financial statements combine the historical balance sheets and statements of operations of Delmarva and Atlantic to give effect to the merger discussed in Item 2 under the purchase method of accounting and the assumptions set forth in the notes thereto. The unaudited pro forma combined balance sheet as of December 31, 1997, assumes that the merger was consummated on December 31, 1997. The unaudited pro forma combined statement of income for the year ended December 31, 1997, assumes that the merger was consummated on January 1, 1997. The pro forma statement of income excludes an expected one-time charge of approximately $55 million to $60 million ($33 million to $36 million after taxes) related to the merger for an enhanced retirement offer, other employee separation costs, and other merger-related costs. In addition, a $23.6 million ($15.6 million after taxes) charge for the termination of employee benefit plans (due to the merger) recorded by Atlantic in December 1997 has been excluded from the pro forma statement of income. The pro forma financial statements also do not reflect any cost savings or other synergies anticipated as a result of the merger. The pro forma information is not necessarily indicative of the results that would have occurred in 1997, or that will occur in the future. In the opinion of management, all adjustments necessary to present pro forma financial statements have been made.


                                                         CONECTIV
                                             PRO FORMA COMBINED BALANCE SHEETS
                                                    DECEMBER 31, 1997
                                                 (Dollars in Thousands)
                                                       (Unaudited)

                                     ASSETS
                                                          Delmarva          Atlantic         Pro Forma           Conectiv
                                                         As Adjusted       As Adjusted       Adjustments         Pro Forma
                                                         -----------       -----------       ------------       -----------
Utility Plant and Nonutility Property, At Cost
  Electric utility plant                                  $3,008,442        $2,590,890        $      -           $5,599,332
  Gas utility plant                                          241,580               -                 -              241,580
  Common utility plant                                       152,232               -                 -              152,232
                                                          ----------        ----------        -----------        ----------
                                                           3,402,254         2,590,890               -            5,993,144
  Less: Accumulated depreciation                           1,370,726           934,235               -            2,304,961
                                                          ----------        ----------        -----------        ----------
  Net utility plant in service                             2,031,528         1,656,655               -            3,688,183
  Construction work-in-progress                               93,017            95,120               -              188,137
  Leased property, net                                        32,258            39,730               -               71,988
  Nonutility property, net                                    74,811           105,356               -              180,167
  Goodwill, net                                               92,602               -             200,535  (f)       293,137
                                                          ----------        ----------        -----------        ----------
                                                           2,324,216         1,896,861           200,535          4,421,612
                                                          ----------        ----------        -----------        ----------
Investments
  Investment in leveraged leases                              46,375            80,448               -              126,823
  Funds held by trustee                                       48,086            92,613               -              140,699
  Other investments                                            9,500            42,896               -               52,396
                                                          ----------        ----------        -----------        ----------
                                                             103,961           215,957               -              319,918
                                                          ----------        ----------        -----------        ----------
Current Assets
  Cash and cash equivalents                                   35,339            17,638               -               52,977
  Accounts receivable                                        197,561           139,960               -              337,521
  Deferred energy costs                                       18,017            27,424               -               45,441
  Inventories, at average cost:
    Fuel (coal, oil, and gas)                                 37,425            29,242               -               66,667
    Materials and supplies                                    40,518            35,605               -               76,123
  Prepayments                                                 11,255             3,804               -               15,059
  Other                                                          -               5,959               -                5,959
                                                          ----------        ----------        -----------        ----------
                                                             340,115           259,632               -              599,747
                                                          ----------        ----------        -----------        ----------
Deferred Charges and Other Assets
  Unrecovered purchased power costs                              -              66,264               -               66,264
  Deferred recoverable income taxes                           88,683            85,858               -              174,541
  Unrecovered state excise taxes                                 -              45,154               -               45,154
  Deferred debt refinancing costs                             18,760            30,002               -               48,762
  Deferred other post employee benefit costs                     -              37,476               -               37,476
  Other regulatory assets                                     31,004            24,637               -               55,641
  Prepaid employee benefit costs                              58,111             8,390            12,110  (g)        78,611
  Unamortized debt expense                                    12,911            14,945               -               27,856
  Other                                                       36,944            38,708           (21,800) (i)        53,852
                                                          ----------        ----------        -----------        ----------
                                                             246,413           351,434            (9,690)           588,157
                                                          ----------        ----------        -----------        ----------
Total Assets                                              $3,014,705        $2,723,884        $  190,845         $5,929,434
                                                          ==========        ==========        ===========        ==========

The accompanying notes to the unaudited pro forma combined balance sheet and statements of income are an integral part of this statement.


                                                         CONECTIV
                                             PRO FORMA COMBINED BALANCE SHEETS
                                                    DECEMBER 31, 1997
                                                  (Dollars in Thousands)
                                                       (Unaudited)

                         CAPITALIZATION AND LIABILITIES

                                                             Delmarva          Atlantic         Pro Forma            Conectiv
                                                           As Adjusted       As Adjusted       Adjustments          Pro Forma
                                                           -----------       -----------       -----------         -----------
Capitalization
  Common stock                                             $  139,116        $  563,460        $ (701,570)   (a)   $    1,006
  Class A common stock                                            -                 -                  66    (a)           66
  Additional paid-in capital - common stock                   526,812               -             936,256    (b)    1,463,068
  Additional paid-in capital - Class A common stock               -                 -             107,135    (b)      107,135
  Retained earnings                                           300,757           221,623          (255,431)   (d)      266,949
                                                           -----------       -----------       -----------         -----------
                                                              966,685           785,083            86,456           1,838,224
  Treasury shares, at cost                                    (11,687)              -              11,687    (e)          -
  Unearned compensation                                          (502)              -                 502    (k)          -
                                                           -----------       -----------       -----------         -----------
      Total common stockholders' equity                       954,496           785,083             98,645          1,838,224
  Preferred stock not subject to mandatory redemption          89,703               -              (89,703)  (p)          -
  Preferred stock of subsidiaries:
    Not subject to mandatory redemption                           -              30,000             89,703   (p)      119,703
    Subject to mandatory redemption                            70,000            93,950                -              163,950
  Long-term debt                                              983,672           889,744                -            1,873,416
                                                           -----------       -----------       ------------        -----------
                                                            2,097,871         1,798,777             98,645          3,995,293
                                                           -----------       -----------       ------------        -----------
Current Liabilities
  Short-term debt                                              23,254            55,675                -               78,929
  Long-term debt due within one year                           33,318           147,566                -              180,884
  Variable rate demand bonds                                   71,500               -                  -               71,500
  Accounts payable                                            103,607            65,369                -              168,976
  Taxes accrued                                                10,723             6,049               (206)  (k)       16,566
  Interest accrued                                             19,902            20,116                -               40,018
  Dividends declared                                           23,775            21,215                -               44,990
  Current capital lease obligation                             12,516               653                -               13,169
  Deferred income taxes, net                                     (776)            1,888                -                1,112
  Other                                                        35,819            23,995             98,500  (h)(i)    158,314
                                                           -----------       -----------       ------------        -----------
                                                              333,638           342,526             98,294            774,458
                                                           -----------       -----------       ------------        -----------
Deferred Credits and Other Liabilities
  Deferred income taxes, net                                  492,792           439,267            (52,342) (l)       879,717
  Deferred investment tax credits                              39,942            44,043                -               83,985
  Long-term capital lease obligations                          19,877            39,077                -               58,954
  Postretirement obligations                                      -              37,476             46,248  (g)        83,724
  Other                                                        30,585            22,718                -               53,303
                                                           -----------       -----------       ------------        -----------
                                                              583,196           582,581             (6,094)         1,159,683
                                                           -----------       -----------       ------------        -----------
Total Capitalization and Liabilities                       $3,014,705        $2,723,884         $  190,845         $5,929,434
                                                           ===========       ===========       ============        ===========

The accompanying notes to the unaudited pro forma combined balance sheet and statements of income are an integral part of this statement.


                                                         CONECTIV
                                          PRO FORMA COMBINED STATEMENT OF INCOME
                                           FOR THE YEAR ENDED DECEMBER 31, 1997
                                     (Dollars in Thousands, Except Per Share Amounts)
                                                       (Unaudited)

                                                              Delmarva          Atlantic         Pro Forma            Conectiv
                                                            As Adjusted       As Adjusted       Adjustments          Pro Forma
                                                            -----------      ------------       -----------         -----------
Operating Revenues
  Electric                                                  $1,092,144        $1,061,986        $      -            $2,154,130
  Gas                                                          204,057               -                 -               204,057
  Other services                                               127,301            40,374               -               167,675
                                                            -----------       -----------       -----------         ----------
                                                             1,423,502         1,102,360               -             2,525,862
                                                            -----------       -----------       -----------         ----------
Operating Expenses
  Electric fuel and purchased energy                           416,640           293,457               -               710,097
  Gas purchased                                                153,027               -                 -               153,027
  Other services' cost of sales                                 85,192               -                 -                85,192
  Purchased electric capacity                                   28,470           197,386               -               225,856
  Termination of employee benefit plans due to merger              -              23,559           (23,559)  (q)           -
  Operation and maintenance                                    331,770           197,246               -               529,016
  Depreciation and amortization                                136,340            94,480             5,013   (j)       235,833
  State excise taxes                                               -             103,991               -               103,991
  Other taxes                                                   37,634             3,038               -                40,672
                                                            -----------       -----------       -----------         -----------
                                                             1,189,073           913,157           (18,546)          2,083,684
                                                            -----------       -----------       -----------         -----------

Operating Income                                               234,429           189,203            18,546             442,178
                                                            -----------       -----------       -----------         -----------
Other Income
  Allowance for equity funds used
    during construction                                          1,337               815               -                 2,152
  Other income                                                  28,187            14,598               -                42,785
                                                            ----------        -----------       -----------         -----------
                                                                29,524            15,413               -                44,937
                                                            ----------        -----------       -----------         -----------
Interest Expense
  Interest charges                                              83,398            70,619               -               154,017
  Allowance for borrowed funds used
    during construction and capitalized interest                (2,996)           (1,003)              -                (3,999)
                                                            -----------       -----------       -----------         -----------
                                                                80,402            69,616               -               150,018
                                                            -----------       -----------       -----------         -----------
Preferred Stock Dividend
  Requirements of Subsidiaries                                   5,687            10,596             4,491   (p)        20,774
                                                            -----------       -----------       -----------         -----------
Income Before Income Taxes                                     177,864           124,404            14,055             316,323
Income Taxes                                                    72,155            49,999             8,246   (q)       130,400
                                                            -----------       -----------       -----------         -----------
Net Income                                                     105,709            74,405             5,809             185,923
Dividends on Preferred Stock                                     4,491               -              (4,491)  (p)           -
                                                            -----------       -----------       -----------         -----------
Earnings Applicable to Common Stock:
  Common stock                                                 101,218            74,405            (5,618)            170,005
  Class A common stock                                             -                 -              15,918   (m)        15,918
                                                            -----------       -----------       -----------         -----------
                                                            $  101,218        $   74,405        $   10,300          $  185,923
                                                            ===========       ===========       ===========         ===========


Average common shares outstanding (000):
  Common stock                                                  61,122            52,280           (12,902)  (n)       100,500
  Class A common stock                                             -                 -               6,563   (n)         6,563
Basic and diluted earnings per average share
 outstanding of:
  Common stock                                              $     1.66        $     1.42        $      -            $     1.69
  Class A common stock                                      $      -          $      -          $      -            $     2.43
Dividends declared per share of:
  Common stock                                              $     1.54        $     1.54        $      -            $     1.54
  Class A common stock                                      $      -          $      -          $      -            $     3.20

The accompanying notes to the unaudited pro forma combined balance sheet and statements of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



(a) Adjustments to record the estimated par value at $0.01 per share of Conectiv Common Stock and Conectiv Class A Common Stock to be issued and outstanding. The number of shares of Conectiv stock was estimated using the number of Delmarva and Atlantic Common Stock shares outstanding as of December 31, 1997. Each outstanding share of Delmarva Common Stock was converted into one share of Conectiv Common Stock and each outstanding share of Atlantic Common Stock was converted into 0.75 of one share of Conectiv Common Stock plus 0.125 of one share of Conectiv Class A Common Stock. The adjustments are summarized below.

                                                       As of December 31, 1997
                                                       -----------------------
Common Stock:
-------------
Number of Atlantic Common Stock shares outstanding                 52,504,479
Conversion Ratio                                                         0.75
                                                                  ------------
Number of Common Stock shares to be issued to
  Atlantic Common Stockholders                                     39,378,359
Number of Common Stock shares to be issued to
  Delmarva Common Stockholders (Equal to the
  number of Delmarva Common Stock shares outstanding)              61,210,262
                                                                  ------------
Total number of Common Stock shares to be issued                  100,588,621
Par value per share                                                     $0.01
                                                                  ------------
(In Thousands of Dollars)
Adjusted par value of total number of Common Stock shares
  to be issued                                                         $1,006
Delmarva's Common Stock, as previously reported                      (139,116)
Atlantic's Common Stock, as previously reported                      (563,460)
                                                                  ------------
Adjustment to Common Stock                                          $(701,570)
                                                                  ============
Class A Common Stock:
---------------------
Number of Atlantic Common Stock shares outstanding                 52,504,479
Conversion Ratio                                                        0.125
                                                                  ------------
Number of Class A Common Stock shares to be issued to
  Atlantic Common Stockholders                                      6,563,060
Par value per share                                                     $0.01
                                                                  ------------
Par value (In Thousands of Dollars)                                       $66
                                                                  ============

(b) Adjustments to record additional paid-in-capital to reflect the following:

                                                        As of December 31, 1997
                                                        -----------------------
Additional Paid-In-Capital--Common Stock:
Cancellation of the Delmarva Treasury Stock cost
  in excess of par value                                              $(10,294)
Adjustment to par value of Delmarva Common Stock outstanding           137,111
Consideration to be paid to Atlantic's Common Stockholders in
  the form of Conectiv Common Stock in excess of par value             813,439
Estimated registration and issuance costs                               (4,000)
                                                                      ---------
                                                                      $936,256
                                                                      =========
Additional Paid-In-Capital--Class A Common Stock:
Consideration to be paid to Atlantic's Common Stockholders in the
form of Conectiv Class A Common Stock in excess of par value          $107,135
                                                                      =========

(c) The total consideration to be paid to the Atlantic Common Stockholders was measured by the average daily closing market price of Atlantic's Common Stock for the three trading days immediately preceding and following the public announcement of the Merger Agreement on August 12, 1996.

    Delmarva's Common Stockholders will receive one share of Conectiv Common Stock for each share of Delmarva Common Stock. Therefore, the average daily market price of Delmarva's Common Stock for the same period was used to measure the market value of Conectiv Common Stock to be paid to Atlantic's Common Stockholders. Delmarva's average market price per share was multiplied by the Atlantic conversion ratio for Conectiv Common Stock to determine the estimated market value per share of Atlantic Common Stock attributed to Conectiv Common Stock. This market value per share was multiplied by the number of Atlantic Common Stock shares outstanding at December 31, 1997 to estimate the consideration to be paid to Atlantic Common Stockholders in the form of Conectiv Common Stock.

    The difference between the total compensation to be paid to Atlantic's Common Stockholders and the portion attributed to Conectiv Common Stock was attributed to Conectiv Class A Common Stock.

    The schedules below show the calculation of the total consideration to be paid to Atlantic's Common Stockholders and the allocation of the total consideration to be paid between Conectiv Common Stock and Conectiv Class A Common Stock:

                                                                       Amounts
                                                                      --------
    Average market price per share of Atlantic Common Stock used
      to determine consideration to be paid                            $17.542
    Number of Atlantic Common Stock shares outstanding as of
      December 31, 1997                                             52,504,479
                                                                    ----------
    Total consideration to be paid to Atlantic Common Stockholders
      (In Thousands of Dollars)                                       $921,034
                                                                    ==========


                                                                       Amounts
                                                                       -------
    Average market price per share of Delmarva Common Stock
      for the same period                                              $20.667
    Conversion ratio of Conectiv Common Stock for each share of
      Atlantic Common Stock                                               0.75
                                                                    ----------
    Estimated market value per share of Atlantic Common Stock
      attributed to Conectiv Common Stock                            $15.50025
    Number of Atlantic Common Stock shares outstanding as of
      December 31, 1997                                             52,504,479
                                                                    ----------
    Consideration to be paid to Atlantic's Common Stockholders in
      the form of Conectiv Common Stock (In Thousands of Dollars)     $813,833
                                                                    ----------
    (In Thousands of Dollars)
    -------------------------
    Total consideration to be paid to Atlantic Common Stockholders    $921,034
    Portion of total consideration attributed to Conectiv
      Common Stock                                                     813,833
                                                                    ----------
    Portion of total consideration attributed to Conectiv Class A
      Common Stock                                                    $107,201
                                                                    ==========

(d) Adjustments to retained earnings as follows:

                                                                Amounts
                                                         ---------------------
                                                         (Dollars in Thousands)
    Eliminate retained earnings of Atlantic                         $(221,623)
    Charges to expense of $56.8 million ($33.5 million
      after tax) principally for nonrecurring employee
      separation costs related to Delmarva employees
      [see note (h)]                                                  (33,512)
    Charge to expense to eliminate unearned income [see Note (k)]        (296)
                                                                    ----------
    Total adjustment                                                $(255,431)
                                                                    ==========

(e) Adjustment to reflect the cancellation of the Delmarva treasury stock as a condition of the merger.

(f) The schedule below shows the calculation of the cost of acquiring Atlantic and the allocation of the total acquisition cost to identifiable tangible and intangible assets and liabilities.

    Cost of Acquiring Atlantic                                  Amounts
    --------------------------                           ----------------------
                                                         (Dollars in Thousands)
    Consideration to be paid to Atlantic's Common
      Stockholders [see Note (c)]                                     $921,034
    Add: Estimated direct costs of acquisition to be
      incurred by Delmarva                                              24,700
    Less: Registration and issuance costs                               (4,000)
                                                                    -----------
    Total acquisition cost                                            $941,734
                                                                    ===========
    Less assets acquired:
       Electric utility plant - net                                 $1,791,505
       Investments and nonutility property                             321,313
       Current assets                                                  259,632
       Deferred debits                                                 351,434
                                                                    -----------
       Total assets acquired                                        $2,723,884
                                                                    ===========
    Add liabilities acquired:
       Preferred stock of subsidiaries                                $123,950
       Long-term debt                                                  889,744
       Current liabilities                                             342,526
       Deferred credits and other liabilities                          582,581
                                                                    -----------
       Total liabilities acquired                                   $1,938,801
                                                                    ===========
    Costs incurred and liabilities assumed in connection with
      the merger                                                    $   43,884
                                                                    -----------
    Cost in excess of net assets acquired                             $200,535
                                                                    ===========

    The fair value of the utility assets of Atlantic is their book value due to the ratemaking process. Utility assets are recognized for ratemaking purposes at their book values in determining utility revenue requirements. Accordingly, the economic substance is that fair value of the utility assets is their book value.

(g) Adjustments to record additional pension prepayment ($12.1 million) and postretirement benefit liabilities ($46.3 million), assumed in the acquisition of Atlantic in accordance with Statements of Financial Accounting Standards (SFAS) Nos. 87 and 106.

(h) Adjustment to record an estimated liability of $38.8 million for employee separation and relocation costs and facilities integration costs related to Atlantic's employees and facilities and an estimated liability of $56.8 million, which will be expensed, principally for employee separation costs related to Delmarva. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1997 does not reflect expected nonrecurring estimated expenses of $56.8 million before taxes ($33.5 million after taxes), principally for employee separation costs related to Delmarva.

(i) Adjustment to record the estimated direct costs of the merger of $24.7 million. These costs are included in the cost to acquire Atlantic.

                                                        As of December 31, 1997
                                                        -----------------------
                                                         (Dollars in Thousands)
    Other current liabilities                                           $2,900
    Deferred debits                                                   $(21,800)

(j) Adjustment to reflect the amortization of goodwill acquired over forty (40) years.

(k) Adjustment to recognize a pretax expense of $0.5 million to eliminate unearned and deferred compensation costs payable under employee incentive plans at the time of the merger. The adjustment is summarized below:

                                                        As of December 31, 1997
                                                        -----------------------
                                                         (Dollars in Thousands)
    Decrease in retained earnings:
       Delmarva                                                          $(296)
    Accrued tax benefit:
       Delmarva                                                           (206)
                                                                         ------
    Eliminate unearned and deferred compensation                          $502
                                                                         ======

    The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 1997 does not reflect the nonrecurring estimated expense of $0.5 million before taxes ($0.3 million after taxes).


(l) Adjustment to record additional deferred income taxes for the following temporary differences:

                                                    (Dollars in Thousands)
                                                   Temporary       Deferred
                                                  Differences     Income Taxes
                                                  -----------     ------------
    Additional pension prepayment [see note (g)]      12,110           (4,238)
    Additional postretirement benefit liabilities
      [see Note (g)]                                  46,248           16,187
    Liabilities for employee separation,
      relocation, and retraining costs and
      facilities integration cost s[see Note (h)]     95,600           36,867
    Liability for a portion of DP&L direct
      acquisition costs that are deemed to be tax
      deductible [see Note (i)]                        8,600            3,526
                                                                      --------
             Total deferred income taxes                              $52,342
                                                                      ========

    In accordance with SFAS No. 109, deferred income taxes were not recorded on goodwill for which the amortization is not deductible for tax purposes.

(m) Adjustment to present earnings applicable to the Class A Common Stock.
    The Class A Common Stock is intended to reflect the growth prospects and regulatory environment of Atlantic's regulated electric utility business. The shares of Class A Common Stock to be received by holders of Atlantic Common Stockholders represent, in aggregate, a 30% interest in any earnings of Atlantic's regulated electric utility business in excess of $40 million per year.

    The calculation of the pro forma earnings applicable to the Class A Common Stock for the year ended December 31, 1997 is shown below (in thousands):

    Atlantic City Electric Company (ACE) and
      Subsidiary Income Available for Common
      Stockholders                                                    $80,926
    Add: Termination of employee benefit plans due to merger           15,600
    Less: Net Earnings of Nonutility Activities Specifically
          Excluded                                                     (3,466)
    Less: Fixed Amount of $40 Million per Year                        (40,000)
                                                                      --------
    Subtotal                                                           53,060
    Percentage Applicable to Class A Common Stock                          30%
                                                                      --------
    Earnings Applicable to Class A Common Stock                       $15,918
                                                                      ========

(n) Adjustments to decrease the weighted average number of Common Stock shares outstanding based on the conversion ratio of 0.75 to 1 of Conectiv Common Stock to be issued to holders of Atlantic Common Stock and reflect the issuance of Class A Common Stock shares to holders of Atlantic Common Stock. The number of shares of Conectiv Common Stock and Class A Common Stock estimated to be issued to holders of Atlantic Common Stock for the acquisition were deemed to be issued and outstanding for the entire period.

(o) The Merger Agreement provides, subject to certain conditions, that the dividends declared and paid on the Class A Common Stock will be maintained at a level of $3.20 per share per annum from the Effective Date until the earlier of July 1, 2001 or the end of the twelfth calendar quarter following the calendar quarter in which the Effective Date occurs. Thereafter, it is the intention of Conectiv, subject to certain conditions, to pay annual dividends on the Class A Common Stock in an aggregate amount (including the amount credited to the Intergroup Interest as provided in the Conectiv Charter) equal to 90% of Conectiv Net Income Attributable to the Atlantic Utility Group. The Merger Agreement further provides that if and to the extent that the annual dividends paid on the Class A Common Stock during the Initial Period (including the aforesaid amount) shall have exceeded 100% of Conectiv Net Income Attributable to the Atlantic Utility Group during such period, the Conectiv Board may consider such fact in determining the appropriate annual dividend rate on the Class A Common Stock following the Initial Period.

    The pro forma Class A Common Stock dividends per share exceed the pro forma Class A Common Stock earnings per share for the year ended December 31, 1997.

(p) Adjustment to reflect Delmarva's preferred stock as preferred stock of a subsidiary.

(q) Adjustment to eliminate nonrecurring charge for "Termination of employee benefit plans due to merger."

(r) As necessary for fair presentation of the pro forma financial statements, amounts previously reported by Atlantic and Delmarva have been reclassified for consistency of presentation. The following schedules show the amounts reclassified.


                                        DELMARVA POWER & LIGHT COMPANY
                                          CONSOLIDATED BALANCE SHEET
                                              DECEMBER 31, 1997
                                            (Dollars in Thousands)
                                                 (Unaudited)

                                     ASSETS

                                                                 Reported          Reclass             Adjusted
                                                                  Amount         Adjustments            Amount
                                                              -----------        -----------         -----------
Utility Plant and Nonutility Property, At Cost
  Electric utility plant                                       $3,010,060        $   (1,618)  (1)     $3,008,442
  Gas utility plant                                               241,580               -                241,580
  Common utility plant                                            154,791            (2,559)  (1)        152,232
                                                              -----------        -----------          ----------
                                                                3,406,431            (4,177)           3,402,254
  Less: Accumulated depreciation                                1,373,676            (2,950)  (1)      1,370,726
                                                              -----------        -----------          ----------
  Net utility plant in service                                  2,032,755            (1,227)           2,031,528
  Construction work-in-progress                                    93,017               -                 93,017
  Leased property, net                                             31,031             1,227   (1)         32,258
  Nonutility property, net                                         74,811               -                 74,811
  Goodwill, net                                                    92,602               -                 92,602
                                                              -----------        -----------          ----------
                                                                2,324,216               -              2,324,216
Investments                                                   -----------        -----------          ----------
  Investment in leveraged leases                                   46,375               -                 46,375
  Funds held by trustee                                            48,086               -                 48,086
  Other investments                                                 9,500               -                  9,500
                                                              -----------        -----------          ----------
                                                                  103,961               -                103,961
                                                              -----------        -----------          ----------
Current Assets
  Cash and cash equivalents                                        35,339               -                 35,339
  Accounts receivable                                             197,561               -                197,561
  Deferred energy costs                                            18,017               -                 18,017
  Inventories, at average cost:
    Fuel (coal, oil, and gas)                                      37,425               -                 37,425
    Materials and supplies                                         40,518               -                 40,518
  Prepayments                                                      11,255               -                 11,255
  Deferred income taxes, net                                          776              (776)  (3)            -
                                                              -----------        -----------          ----------
                                                                  340,891              (776)             340,115
                                                              -----------        -----------          ----------
Deferred Charges and Other Assets
  Deferred recoverable income taxes                                88,683               -                 88,683
  Deferred debt refinancing costs                                  18,760               -                 18,760
  Other regulatory assets                                             -              31,004   (2)         31,004
  Prepaid employee benefit costs                                   58,111               -                 58,111
  Unamortized debt expense                                         12,911               -                 12,911
  Other                                                            67,948           (31,004)  (2)         36,944
                                                              -----------        -----------          ----------
                                                                  246,413               -                246,413
                                                              -----------        -----------          ----------
Total Assets                                                   $3,015,481        $     (776)          $3,014,705
                                                              ===========        ===========          ==========

The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                                        DELMARVA POWER & LIGHT COMPANY
                                          CONSOLIDATED BALANCE SHEET
                                              DECEMBER 31, 1997
                                            (Dollars in Thousands)
                                                  (Unaudited)

                         CAPITALIZATION AND LIABILITIES

                                                                 Reported          Reclass           Adjusted
                                                                  Amount         Adjustments          Amount
                                                              ------------       -----------       -----------
Capitalization
  Common stock                                                 $  139,116        $      -          $  139,116
  Additional paid-in capital - common stock                       526,812               -             526,812
  Retained earnings                                               300,757               -             300,757
                                                               -----------       -----------       -----------
                                                                  966,685               -             966,685
  Treasury shares, at cost                                        (11,687)              -             (11,687)
  Unearned compensation                                              (502)              -                (502)
                                                               -----------       -----------       -----------
    Total common stockholders' equity                             954,496               -             954,496
  Preferred stock not subject to mandatory redemption              89,703               -              89,703
  Preferred stock of subsidiaries:
   Subject to mandatory redemption                                 70,000               -              70,000
  Long-term debt                                                  983,672               -             983,672
                                                               -----------       -----------       -----------
                                                                2,097,871               -           2,097,871
                                                               -----------       -----------       -----------
Current Liabilities
  Short-term debt                                                  23,254               -              23,254
  Long-term debt due within one year                               33,318               -              33,318
  Variable rate demand bonds                                       71,500               -              71,500
  Accounts payable                                                103,607               -             103,607
  Taxes accrued                                                    10,723               -              10,723
  Interest accrued                                                 19,902               -              19,902
  Dividends declared                                               23,775               -              23,775
  Current capital lease obligation                                 12,516               -              12,516
  Deferred income taxes, net                                          -                (776)  (3)        (776)
  Other                                                            35,819               -              35,819
                                                               -----------       -----------       -----------
                                                                  334,414              (776)          333,638
                                                               -----------       -----------       -----------
Deferred Credits and Other Liabilities
  Deferred income taxes, net                                      492,792               -             492,792
  Deferred investment tax credits                                  39,942               -              39,942
  Long-term capital lease obligations                              19,877               -              19,877
  Other                                                            30,585               -              30,585
                                                               -----------       -----------       -----------
                                                                  583,196               -             583,196
                                                               -----------       -----------       -----------
Total Capitalization and Liabilities                           $3,015,481        $     (776)       $3,014,705
                                                               ===========       ===========       ===========

The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                                             ATLANTIC ENERGY, INC.
                                          CONSOLIDATED BALANCE SHEET
                                              DECEMBER 31, 1997
                                           (Dollars in Thousands)
                                                (Unaudited)

                                     ASSETS

                                                                 Reported          Reclass           Adjusted
                                                                  Amount         Adjustments          Amount
                                                               ----------        -----------       -----------
Utility Plant and Nonutility Property, At Cost
  Electric utility plant in service                            $2,585,286        $    5,604   (4)  $2,590,890
                                                               ----------        -----------       -----------
                                                                2,585,286             5,604         2,590,890
  Less: Accumulated depreciation                                  934,235               -             934,235
                                                               ----------        -----------       -----------
  Net electric utility plant in service                         1,651,051             5,604         1,656,655
  Construction work-in-progress                                    95,120               -              95,120
  Land Held for Future Use                                          5,604            (5,604)  (4)         -
  Nonutility property, net                                        105,356               -             105,356
  Leased property, net                                             39,730               -              39,730
                                                               ----------        -----------       -----------
                                                                1,896,861               -           1,896,861
                                                               ----------        -----------       -----------
Investments
  Investment in leveraged leases                                   80,448               -              80,448
  Funds held by trustee                                            81,650            10,963   (5)      92,613
  Other investments                                                53,859           (10,963)  (5)      42,896
                                                               ----------        -----------       -----------
                                                                  215,957               -             215,957
                                                               ----------        -----------       -----------
Current Assets
  Cash and cash equivalents                                        17,224               414   (6)      17,638
  Accounts receivable                                             103,045            36,915   (7)     139,960
  Unbilled revenues                                                36,915           (36,915)  (7)         -
  Deferred energy costs                                            27,424               -              27,424
  Inventories, at average cost:
    Fuel (coal, oil, and gas)                                      29,242               -              29,242
    Materials and supplies                                         20,893            14,712   (6)      35,605
  Working funds                                                    15,126           (15,126)  (6)         -
  Prepayments                                                       3,804               -               3,804
  Deferred income taxes, net                                          -                 -                 -
  Other                                                            14,349            (8,390)  (8)       5,959
                                                               ----------        -----------       -----------
                                                                  268,022            (8,390)          259,632
                                                               ----------        -----------       -----------
Deferred Charges and Other Assets
  Unrecovered purchased power costs                                66,264               -              66,264
  Deferred recoverable income taxes                                85,858               -              85,858
  Unrecovered state excise taxes                                   45,154               -              45,154
  Deferred debt refinancing costs                                  44,947           (14,945)  (9)      30,002
  Deferred other post employee benefit costs                       37,476               -              37,476
  Other regulatory assets                                          24,637               -              24,637
  Prepaid employee benefit costs                                      -               8,390   (8)       8,390
  Unamortized debt expense                                            -              14,945   (9)      14,945
  Other                                                            38,708               -              38,708
                                                               ----------        -----------       -----------
                                                                  343,044             8,390           351,434
                                                               ----------        -----------       -----------
Total Assets                                                   $2,723,884        $      -          $2,723,884
                                                               ==========        ===========       ==========

The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                                            ATLANTIC ENERGY, INC.
                                         CONSOLIDATED BALANCE SHEET
                                             DECEMBER 31, 1997
                                          (Dollars in Thousands)
                                               (Unaudited)

                         CAPITALIZATION AND LIABILITIES

                                                                 Reported          Reclass             Adjusted
                                                                  Amount         Adjustments            Amount
                                                               ----------        -----------        -----------
Capitalization
  Common stock                                                 $  563,460        $      -           $  563,460
  Retained earnings                                               221,623               -              221,623
                                                               ----------        -----------        ----------
                                                                  785,083               -              785,083
  Unearned compensation                                               -                 -                  -
                                                               ----------        -----------        ---------
    Total common stockholders' equity                             785,083               -              785,083
  Preferred stock of subsidiaries:
   Not subject to mandatory redemption                             30,000               -               30,000
   Subject to mandatory redemption                                103,950           (10,000)   (10)     93,950
  Long-term debt                                                  879,744            10,000    (10)    889,744
                                                               ----------        -----------        ----------
                                                                1,798,777               -            1,798,777
                                                               ----------        -----------        ----------
Current Liabilities
  Short-term debt                                                  55,675               -               55,675
  Long-term debt due within one year                              147,566               -              147,566
  Accounts payable                                                 65,369               -               65,369
  Taxes accrued                                                     6,049               -                6,049
  Interest accrued                                                 20,116               -               20,116
  Dividends declared                                               21,215               -               21,215
  Current capital lease obligation                                    653               -                  653
  Deferred income taxes, net                                        1,888               -                1,888
  Other                                                            23,995               -               23,995
                                                               ----------        -----------        ----------
                                                                  342,526               -              342,526
                                                               ----------        -----------        ----------
Deferred Credits and Other Liabilities
  Deferred income taxes, net                                      439,267               -              439,267
  Deferred investment tax credits                                  44,043               -               44,043
  Long-term capital lease obligations                              39,077               -               39,077
  Postretirement obligations                                       37,476               -               37,476
  Other                                                            22,718               -               22,718
                                                               ----------        -----------        ----------
                                                                  582,581               -              582,581
                                                               ----------        -----------        ----------
Total Capitalization and Liabilities                           $2,723,884        $      -           $2,723,884
                                                               ==========        ===========        ==========

The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                                      DELMARVA POWER AND LIGHT COMPANY
                                      CONSOLIDATED STATEMENT OF INCOME
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                              (Dollars in Thousands, Except Per Share Amounts)
                                                (Unaudited)

                                                                 Reported          Reclass           Adjusted
                                                                  Amount         Adjustments          Amount
                                                               -----------       -----------       -----------
Operating Revenues
  Electric                                                     $1,092,144        $      -          $1,092,144
  Gas                                                             204,057               -             204,057
  Other services                                                  127,301               -             127,301
                                                               -----------       -----------       -----------
                                                                1,423,502               -           1,423,502
                                                               -----------       -----------       -----------
Operating Expenses
  Electric fuel and purchased energy                              416,640               -             416,640
  Gas purchased                                                   153,027               -             153,027
  Other services' cost of sales                                    85,192               -              85,192
  Purchased electric capacity                                      28,470               -              28,470
  Operation and maintenance                                       331,770               -             331,770
  Depreciation and amortization                                   136,340               -             136,340
  Other taxes                                                      37,634               -              37,634
                                                               -----------       -----------       -----------
                                                                1,189,073               -           1,189,073
                                                               -----------       -----------       -----------

Operating Income                                                  234,429               -             234,429
                                                               -----------       -----------       -----------
Other Income
  Allowance for equity funds used
    during construction                                             1,337               -               1,337
  Other income                                                     28,187               -              28,187
                                                               -----------       -----------       -----------
                                                                   29,524               -              29,524
                                                               -----------       -----------       -----------
Interest Expense
  Interest charges                                                 83,398               -              83,398
  Allowance for borrowed funds used
    during construction and capitalized interest                   (2,996)              -              (2,996)
                                                               -----------       -----------       -----------
                                                                   80,402               -              80,402
Preferred Stock Dividend                                       -----------       -----------       -----------
  Requirements of Subsidiaries                                      5,687               -               5,687
                                                               -----------       -----------       -----------

Income Before Income Taxes                                        177,864               -             177,864
Income Taxes                                                       72,155               -              72,155
                                                               -----------       -----------       -----------
Net Income                                                        105,709               -             105,709
Dividends on Preferred Stock                                        4,491               -               4,491
                                                               -----------       -----------       -----------
Earnings Applicable to Common Stock                            $  101,218        $      -          $  101,218
                                                               ===========       ===========       ===========

Average shares outstanding (000):                                  61,122                              61,122
Basic and diluted earnings per average share                   $     1.66        $      -           $    1.66
Dividends declared                                             $     1.54        $      -           $    1.54


The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.


                                            ATLANTIC ENERGY, INC.
                                      CONSOLIDATED STATEMENT OF INCOME
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                              (Dollars in Thousands, Except Per Share Amounts)
                                                (Unaudited)

                                                                 Reported          Reclass             Adjusted
                                                                  Amount         Adjustments            Amount
                                                               -----------       -----------         -----------
Operating Revenues
  Electric                                                     $1,061,986        $      -            $1,061,986
  Other services                                                   40,374               -                40,374
                                                               -----------       -----------         -----------
                                                                1,102,360               -             1,102,360
                                                               -----------       -----------         -----------
Operating Expenses
  Electric fuel and purchased energy                              293,457               -               293,457
  Other services' cost of sales                                       -                 -                   -
  Purchased electric capacity                                     197,386               -               197,386
  Termination of employee benefit plans due to merger              23,559               -                23,559
  Operation and maintenance                                       203,198            (5,952) (11,12)    197,246
  Depreciation and amortization                                    83,950            10,530  (12)        94,480
  State excise taxes                                              103,991               -               103,991
  Other taxes                                                       7,616            (4,578) (11)         3,038
                                                               -----------       -----------         -----------
                                                                  913,157               -               913,157
                                                               -----------       -----------         -----------

Operating Income                                                  189,203               -               189,203
                                                               -----------       -----------         -----------
Other Income
  Allowance for equity funds used
    during construction                                               815               -                   815
  Other income                                                     14,598               -                14,598
                                                               -----------       -----------         -----------
                                                                   15,413               -                15,413
                                                               -----------       -----------         -----------
Interest Expense
  Interest charges                                                 70,619               -                70,619
  Allowance for borrowed funds used
    during construction and capitalized interest                   (1,003)              -                (1,003)
                                                               -----------       -----------         -----------
                                                                   69,616               -                69,616
                                                               -----------       -----------         -----------
Preferred Stock Dividend
  Requirements of Subsidiaries                                     10,596               -                10,596
                                                               -----------       -----------         -----------
Income Before Income Taxes                                        124,404               -               124,404
Income Taxes                                                       49,999               -                49,999
                                                               -----------       -----------         -----------
Net Income                                                     $   74,405        $      -            $   74,405
                                                               ===========       ===========         ===========

Average shares outstanding (000)                                   52,280               -                52,280
Basic and diluted earnings per average share                   $     1.42        $      -            $     1.42
Dividends declared                                             $     1.54        $      -            $     1.54


The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.

              NOTES TO ADJUSTED CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


  (1)  Transfer capital leases, net to "Leased property, net."

  (2)  Transfer regulatory assets from "Other" to "Other regulatory assets."

  (3)  Transfer "Deferred income taxes, net" to current liabilities.

  (4) Transfer "Land held for future use" to "Electric utility plant in service."

  (5) Transfer $10,963 for Investment in Bond Escrow Trust from "Other investments" to "Funds held by trustee."

  (6) Transfer "Working funds" to "Cash" and to "Materials and supplies", as appropriate.

  (7)  Transfer "Unbilled revenues" to "Accounts receivable."

  (8)  Transfer prepaid pension cost to "Deferred Charges and Other Assets."

  (9) Transfer unamortized debt costs from "Deferred debt refinancing costs" to "Unamortized debt expense."

 (10) Reclassification to reflect post-balance sheet refinancings in accordance with SFAS No. 6.

 (11) Transfer payroll taxes from "Other taxes" to "Operation and maintenance".

(12) Transfer nuclear decommissioning costs from "Operation and maintenance" to "Depreciation and amortization".

Exhibits
---------

Exhibit 3(a)   Restated Certificate of Incorporation.

Exhibit 3(b)   Revised Bylaws.

Exhibit 3(c)   Certificate of Merger of DS Sub into Delmarva Power & Light
               Company

Exhibit 99(a)  Letter to the Financial Community.